Exhibit 99.1

ViaSat Announces Third Quarter Fiscal Year 2016 Results

●	Third quarter revenues reached $347.8 million, fueled by record revenues in Satellite Services and Government Systems segments
●	Quarterly operating cash flows were strong at $112.0 million, funding the entire fiscal 2016 year-to-date next-generation satellite investment
●	ViaSat-3 global satellite constellation underway with work already started on Americas and EMEA satellites
●	ViaSat-2 to now launch with Arianespace, building confidence in a mid-2017 calendar year start of service
●	ViaSat and Eutelsat entering into a European broadband partnership

CARLSBAD, Calif., – February 9, 2016 – ViaSat Inc. (NASDAQ: VSAT), a global broadband services and technology company, today announced financial results for the fiscal third quarter ended December 31, 2015.

“Our third quarter results show strong revenue and earnings growth in Satellite Services and Government Systems segments – driven from our ability to create value in broadband markets through superior bandwith economics,” said Mark Dankberg, ViaSat chairman and CEO. “With revenues, earnings and margins still rising four years after ViaSat-1 entered service, it’s clear that leading the global industry in satellite network capacity efficiency offers compelling growth prospects for ViaSat. Our new launch agreement with Arianespace builds greater confidence in bringing ViaSat-2 into service by our mid-2017 calendar year target. With double the productivity of any other satellite broadband system, ViaSat-2 provides the resources to improve our services; grow revenues, earnings and margin; expand our addressable consumer market; and further accelerate our momentum in global mobility. The ViaSat-3 class satellites are even more transformational. With total network capacity and data delivery costs that are expected to be approximately four times better than ViaSat-2, ViaSat-3 will be the world’s first Terabit per second satellite – offering global connectivity with unrivaled economics and coverage flexibility.”

Financial Results

(In millions, except per share data)	Q3 FY16	Q3 FY15	Year-Over- Year Change	First 9 Months FY16	First 9 Months FY15	Year-Over- Year Change
Revenues[1]	$ 347.8	$ 339.6	2.4%	$ 1,045.5	$ 1,017.8	2.7%
Adjusted EBITDA[1]	$ 86.0	$ 85.9	0.1%	$ 250.0	$ 255.8	(2.2)%
Net income[1,2]	$ 9.7	$ 14.8	(34.2)%	$ 17.3	$ 32.8	(47.3)%
Diluted per share net income[1,2]	$ 0.20	$ 0.31	(35.5)%	$ 0.35	$ 0.68	(48.5)%
Non-GAAP net income[1,2]	$ 19.8	$ 23.9	(17.2)%	$ 46.7	$ 58.7	(20.4)%
Non-GAAP diluted per share net income[1,2]	$ 0.40	$ 0.49	(18.4)%	$ 0.95	$ 1.22	(22.1)%
Fully diluted weighted average shares	49.6	48.4	2.5%	49.2	48.1	2.4%

New contract awards[1]	$ 340.4	$ 313.1	8.7%	$ 1,032.1	$ 1,122.1	(8.0)%
Sales backlog[3,1]	$ 866.0	$ 992.9	(12.8)%	$ 866.0	$ 992.9	(12.8)%

Segment Results

(In millions)	Q3 FY16	Q3 FY15	Year-Over- Year Change	First 9 Months FY16	First 9 Months FY15	Year-Over- Year Change
Satellite Services
New contract awards[1]	$ 128.0	$ 114.7	11.6%	$ 375.9	$ 434.7	(13.5)%
Revenues[1]	$ 141.2	$ 123.8	14.0%	$ 413.8	$ 369.5	12.0%
Adjusted EBITDA[1]	$ 63.5	$ 47.6	33.4%	$ 180.0	$ 155.5	15.8%

Commercial Networks
New contract awards	$ 65.4	$ 55.9	16.8%	$ 153.4	$ 174.4	(12.0)%
Revenues	$ 55.4	$ 84.0	(34.0)%	$ 188.6	$ 263.1	(28.3)%
Adjusted EBITDA	$ (14.9)	$ 6.0	(347.7)%	$ (30.0)	$ 16.2	(285.5)%

Government Systems
New contract awards	$ 147.0	$ 142.5	3.2%	$ 502.8	$ 513.0	(2.0)%
Revenues	$ 151.1	$ 131.7	14.7%	$ 443.1	$ 385.2	15.0%
Adjusted EBITDA	$ 37.5	$ 32.2	16.4%	$ 100.1	$ 83.8	19.5%

1 During the nine months ended December 31, 2015 and January 2, 2015, the Company recorded $20.6 million and $46.9 million, respectively, with respect to amounts realized under a legal settlement agreement associated with certain patents and intellectual property, of which $18.8 million and $27.0 million were recognized as product revenues in the Company’s Satellite Services segment, no amounts and $18.7 million were recognized as a reduction to selling, general and administrative expenses, and $1.8 million and $1.2 million were recognized as interest income in the condensed consolidated financial statements, respectively. Further information on the settlement is contained in ViaSat’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2015.

2 Attributable to ViaSat, Inc. common stockholders.

3 Amounts include certain backlog adjustments due to contract changes and amendments.

Companion Announcements from February 9, 2016

In addition to its third quarter fiscal year 2016 results announcement, ViaSat today announced:

●

ViaSat and Eutelsat have entered into an agreement to form a European broadband partnership that includes establishing a new retail consumer entity led by ViaSat with a 51% ownership position. ViaSat will also acquire a 49% interest in Eutelsat’s existing European wholesale business.

●

ViaSat secured two launches with Arianespace – one for ViaSat-2 and one for a ViaSat-3 class satellite. The transition of the ViaSat-2 launch to Arianespace builds confidence in the launch schedule to meet ViaSat’s goals of bringing new high-speed service plans across North and Central America, the Caribbean and the North Atlantic Ocean by the middle of calendar year 2017. ViaSat has also designated a ViaSat-3 class satellite launch to long-term partner, SpaceX, using their Falcon Heavy.

●

ViaSat unveiled the ViaSat-3 platform, the next big step for the Company to deliver a global broadband network with enough network capacity to enable more consumer choice with an affordable, high-speed, high-quality internet and video streaming service. ViaSat has started work on the first two ViaSat-3 payloads, and work has begun with Boeing Satellite Systems on the associated satellite bus platforms. Both satellites are expected to be integrated and delivered by Boeing in 2019.

Satellite Services

In the fiscal third quarter, ViaSat’s Satellite Services segment achieved record high revenues, up 14% year-over-year. Revenue growth spanned all market sectors, with residential broadband offerings and emerging in-flight connectivity being the primary drivers. Adjusted EBITDA performance for the third quarter grew at more than double the rate of revenue, increasing 33% over last year’s period, helping to drive the segment’s Adjusted EBITDA margin up year-over-year to 45%. Highlights for the quarter include:

●	Consumer subscribers were at 687,000 at the end of the fiscal third quarter, up 2% year-over-year.
●	A continued focus on higher value plans drove another quarter of average revenue per user (ARPU) increase, up by 7% year-over-year to $56.74, a new record high.

●

ViaSat unveiled the Exede® WiFi Modem offering download speeds up to 25 Mbps; no other U.S. satellite ISP today offers speeds this fast for residential use. ViaSat also introduced new Exede Business plans, offering affordable high-speed internet service options for primary connectivity, plus a new internet back-up plan.

●

In-flight internet service expanded to 446 commercial aircraft as of ViaSat’s fiscal third quarter, a 58% year-over-year increase. ViaSat’s ability to deliver a free “best in air” connectivity and video streaming experience, especially on JetBlue and Virgin America, is gaining momentum among airlines and passengers with over one million device connections made per month, and is also helping to engage internet and media sponsors.

●	JetBlue, in cooperation with ViaSat, is now going to allow passengers to access ViaSat’s Ka-band satellite-supported service from gate-to-gate rather than only while above 10,000 feet.
●

In Business Aviation, ViaSat formed a strategic partnership with Jet Aviation St. Louis to develop the first-ever hybrid Ku-/Ka-band radome to advance in-flight connectivity and video streaming on Gulfstream large cabin business jets. ViaSat also announced it is integrating its terminal and global Ku-band internet service with Rockwell Collins to advance in-flight cabin and flight deck connectivity.

The Satellite Services segment achieved strong year-to-date revenue growth of 12% to $413.8 million, and first nine months’ Adjusted EBITDA growth of 16% to $180.0 million compared to the same period last year. Excluding the $39.7 million benefit from the fiscal 2015 second quarter portion of the Loral settlement, Satellite Services segment revenues grew 19% and Adjusted EBITDA grew 55% on a year-to-date basis compared to the same period in fiscal year 2015.

Commercial Networks

ViaSat’s Commercial Networks segment experienced decreases in quarterly revenues and Adjusted EBITDA compared to the same period last year as the segment’s largest infrastructure program for nbn™ transitions to service launch. Adjusted EBITDA results were also impacted by the segment’s rising research and development (R&D) activities. Highlights for the quarter include:

●	ViaSat received initial orders for residential terminals and other at-home equipment products from nbn, for its commercial service launch, expected in April 2016.

The Commercial Networks segment year-to-date revenue and Adjusted EBITDA also declined compared to the same period last year.

Government Systems

In the third quarter of fiscal year 2016, ViaSat’s Government Systems segment revenues and Adjusted EBITDA reached record highs. Revenue increased to $151.1 million, or 15% growth year-over-year, while Adjusted EBITDA grew 16% to $37.5 million compared to the prior year period. Revenue growth reflected an increase in government satellite communications systems products and tactical data link products sales, partially offset by lower information assurance products revenues. Adjusted EBITDA reflected the Company’s expanded service revenue base as government mobile broadband platforms continue to grow, with nearly 400 government aircraft in service, as well as decreased R&D. Highlights for the quarter include:

●

The continuing Appropriations Resolution, ended December 11, 2015, negatively impacted U.S. government ordering flows through the Company’s fiscal 2016 third quarter, improving prospects for anticipated near-term contract awards.

●	ViaSat won an award from Boeing for the production of approximately 90 Link 16 Small Tactical Terminals for the Lots 5 and 6 of the AH-64E Apache Guardian Attack Helicopter production line.
●	ViaSat introduced the industry’s first single-port 100 Gbps encryption device designed to scale from 10 to 40 to 100 Gbps, enabling customers to meet the increasing demand for bandwidth.
●	In cybersecurity services, ViaSat received a CSO50 Award for its Cyber-intrusion Auto-response and Policy Management System work, as part of a U.S. Department of Energy grant study.
●

ViaSat partnered with Cobham SATCOM to introduce new product and service offerings to the Mobile Satellite Services market. The Company also signed a Memorandum of Agreement with Addvalue to pursue new products and applications for use over ViaSat’s L-Band managed service terminals.

On a year-to-date basis, ViaSat’s Government Systems segment revenues grew 15% to a record high of $443.1 million and Adjusted EBITDA grew 19% to a record high of $100.1 million, compared to the same period last year.

Conference Call

ViaSat will host a conference call to discuss the third quarter results for fiscal year 2016. Details follow:

DATE/TIME:	Tuesday, February 9, 2016 at 5:00 p.m. Eastern Time
DIAL-IN:	(877) 640-9809 in the U.S.; (914) 495-8528 international
WEBCAST:	investors.viasat.com.
REPLAY:

Available from 8:00 p.m. Eastern Time on Tuesday, February 9 until midnight Wednesday, February 10 by dialing (855) 859-2056 for U.S. callers and (404) 537-3406 for international callers; conference ID 44503099.

Forward-Looking Statements

This press release contains forward-looking statements that are subject to the safe harbors created under the Securities Act of 1933 and the Securities Exchange Act of 1934. Forward-looking statements include, among others, statements that refer to opportunities and growth outlook for fiscal year 2016 and beyond; satellite construction and launch activities; the performance and benefits of our ViaSat-2 and ViaSat-3 class satellites; the expected capacity, service, coverage, service speeds and other features of our satellites, and the timing, cost, economics and other benefits associated therewith; the roll-out and uptake of products and services by, and services offered by, our airline partners and commercial networks customers; and our proposed strategic partnering arrangement with Eutelsat. Readers are cautioned that actual results could differ materially from those expressed in any forward-looking statements. Factors that could cause actual results to differ include: our ability to realize the anticipated benefits of the ViaSat-2 and ViaSat-3 class satellites; unexpected expenses related to our satellite projects; our ability to successfully implement our business plan for our broadband satellite services on our anticipated timeline or at all, including with respect to the ViaSat-2 and ViaSat-3 satellite systems; risks associated with the construction, launch and operation of our satellites, including the effect of any anomaly, operational failure or degradation in satellite performance; our ability to consummate our proposed strategic partnership arrangement with Eutelsat and to realize the anticipated benefits thereof our ability to successfully develop, introduce and sell new technologies, products and services; level and timing of or changes in the products and services purchased or offered by our airline partners and commercial networks customers; negative audits by the U.S. government; changes in the global business environment and economic conditions; delays in approving U.S. government budgets and cuts in government defense expenditures; our reliance on U.S. government contracts, and on a small number of contracts which account for a significant percentage of our revenues; reduced demand for products and services as a result of continued constraints on capital spending by customers; changes in relationships with, or the financial condition of, key customers or suppliers; our reliance on a limited number of third parties to manufacture and supply our products; increased competition and other factors affecting the communications and defense industries generally; the effect of adverse regulatory changes on our ability to sell products and services; our level of indebtedness and ability to comply with applicable debt covenants; our involvement in litigation, including intellectual property claims and litigation to protect our proprietary technology; and our dependence on a limited number of key employees. In addition, please refer to the risk factors contained in our SEC filings available at www.sec.gov, including our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. We undertake no obligation to update or revise any forward-looking statements for any reason.

About ViaSat

ViaSat, Inc. (NASDAQ: VSAT) keeps the world connected. As a global broadband services and technology company, ViaSat ensures consumers, businesses, governments and military personnel have communications access – anywhere – whether on the ground or in-flight. The Company’s innovations in designing highest-capacity satellites and secure ground infrastructure and terminal technologies coupled with its international network of managed Wi-Fi hotspots enable ViaSat to deliver a best available network that extends the reach and accessibility of broadband internet service, globally. For more information, visit: www.viasat.com, or follow ViaSat on Facebook, Twitter, LinkedIn or YouTube.

Use of Non-GAAP Financial Information

To supplement ViaSat’s consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP), ViaSat uses non-GAAP net income (loss) attributable to ViaSat Inc. and Adjusted EBITDA, measures ViaSat believes are appropriate to enhance an overall understanding of ViaSat’s past financial performance and prospects for the future. We believe the non-GAAP results provide useful information to both management and investors by excluding specific expenses that we believe are not indicative of our core operating results. In addition, since we have historically reported non-GAAP results to the investment community, we believe the inclusion of non-GAAP numbers provides consistency in our financial reporting and facilitates comparisons to the Company’s historical operating results. Further, these non-GAAP results are among the primary indicators that management uses as a basis for evaluating the operating performance of our segments, allocating resources to such segments, planning and forecasting in future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for measures of financial performance prepared in accordance with GAAP. A reconciliation of specific adjustments to GAAP results is provided in the tables below.

Copyright © 2016 ViaSat, Inc. All rights reserved. All other product or company names mentioned are used for identification purposes only and may be trademarks of their respective owners. ViaSat and Exede are registered trademarks of ViaSat Inc.

Condensed Consolidated Statement of Operations

(Unaudited)

(In thousands, except per share data)

	Three months ended		Nine months ended
	December 31, 2015	January 2, 2015	December 31, 2015	January 2, 2015
Revenues:
Product revenues	$156,290	$174,299	$488,298	$536,352
Service revenues	191,469	165,254	557,169	481,430

Total revenues	347,759	339,553	1,045,467	1,017,782
Operating expenses:
Cost of product revenues	113,823	123,675	355,832	382,757
Cost of service revenues	123,770	110,237	365,974	330,583
Selling, general and administrative	76,351	70,962	220,809	194,462
Independent research and development	19,169	11,850	55,569	33,177
Amortization of acquired intangible assets	4,261	4,651	13,658	13,338

Income from operations	10,385	18,178	33,625	63,465
Interest expense, net	(5,546)	(6,783)	(17,532)	(23,377)

Income before income taxes	4,839	11,395	16,093	40,088
(Benefit from) provision for income taxes	(5,105)	(3,389)	(1,290)	7,633

Net income	9,944	14,784	17,383	32,455
Less: Net income (loss) attributable to the noncontrolling interest, net of tax	197	(27)	92	(359)

Net income attributable to ViaSat Inc.	$9,747	$14,811	$17,291	$32,814

Diluted net income per share attributable to ViaSat Inc. common stockholders	$0.20	$0.31	$0.35	$0.68

Diluted common equivalent shares	49,630	48,439	49,230	48,097

AN ITEMIZED RECONCILIATION BETWEEN NET INCOME (LOSS) ATTRIBUTABLE TO VIASAT INC.

ON A GAAP BASIS AND NON-GAAP BASIS IS AS FOLLOWS:

	Three months ended		Nine months ended
	December 31, 2015	January 2, 2015	December 31, 2015	January 2, 2015
GAAP net income attributable to ViaSat Inc.	$9,747	$14,811	$17,291	$32,814
Amortization of acquired intangible assets	4,261	4,651	13,658	13,338
Stock-based compensation expense	12,033	10,110	34,316	28,072
Acquisition related expenses	—	—	—	444
Income tax effect	(6,270)	(5,701)	(18,521)	(15,953)

Non-GAAP net income attributable to ViaSat Inc.	$19,771	$23,871	$46,744	$58,715

Non-GAAP diluted net income per share attributable to ViaSat Inc. common stockholders	$0.40	$0.49	$0.95	$1.22

Diluted common equivalent shares	49,630	48,439	49,230	48,097

AN ITEMIZED RECONCILIATION BETWEEN NET INCOME (LOSS) ATTRIBUTABLE TO VIASAT INC.

AND ADJUSTED EBITDA IS AS FOLLOWS:

	Three months ended		Nine months ended
	December 31, 2015	January 2, 2015	December 31, 2015	January 2, 2015
GAAP net income attributable to ViaSat Inc.	$9,747	$14,811	$17,291	$32,814
(Benefit from) provision for income taxes	(5,105)	(3,389)	(1,290)	7,633
Interest expense, net	5,546	6,783	17,532	23,377
Depreciation and amortization	63,733	57,543	182,162	163,412
Stock-based compensation expense	12,033	10,110	34,316	28,072
Acquisition related expenses	—	—	—	444

Adjusted EBITDA	$85,954	$85,858	$250,011	$255,752

AN ITEMIZED RECONCILIATION BETWEEN SEGMENT OPERATING PROFIT (LOSS) BEFORE

CORPORATE AND AMORTIZATION OF ACQUIRED INTANGIBLE ASSETS AND ADJUSTED EBITDA IS AS FOLLOWS:

(In thousands)

	Three months ended December 31, 2015				Three months ended January 2, 2015
	Satellite Services	Commercial Networks	Government Systems	Total	Satellite Services	Commercial Networks	Government Systems	Total
Segment operating profit (loss) before corporate and amortization of acquired intangible assets	$21,772	$(29,889)	$22,763	$14,646	$10,421	$(7,558)	$19,966	$22,829
Depreciation *	35,139	5,480	8,826	49,445	32,214	5,679	7,296	45,189
Stock-based compensation expense	2,571	5,059	4,403	12,033	2,182	3,816	4,112	10,110
Other amortization	4,039	4,468	1,520	10,027	2,786	4,072	845	7,703
Acquisition related expenses	—	—	—	—	—	—	—	—

Adjusted EBITDA before other	$63,521	$(14,882)	$37,512	86,151	$47,603	$6,009	$32,219	85,831

Other				(197)				27

Adjusted EBITDA				$85,954				$85,858

	Nine months ended December 31, 2015				Nine months ended January 2, 2015
	Satellite Services	Commercial Networks	Government Systems	Total	Satellite Services	Commercial Networks	Government Systems	Total
Segment operating profit (loss) before corporate and amortization of acquired intangible assets	$59,849	$(70,928)	$58,362	$47,283	$47,823	$(20,801)	$49,781	$76,803
Depreciation *	102,516	16,765	25,160	144,441	95,224	17,117	20,214	132,555
Stock-based compensation expense	7,605	13,777	12,934	34,316	6,230	10,613	11,229	28,072
Other amortization	10,048	10,418	3,597	24,063	6,201	9,230	2,088	17,519
Acquisition related expenses	—	—	—	—	—	—	444	444

Adjusted EBITDA before other	$180,018	$(29,968)	$100,053	250,103	$155,478	$16,159	$83,756	255,393

Other				(92)				359

Adjusted EBITDA				$250,011				$255,752

*	Depreciation expenses not specifically recorded in a particular segment have been allocated based on other indirect allocable costs, which management believes is a reasonable method.

Condensed Consolidated Balance Sheet

(Unaudited)

(In thousands)

	As of December 31, 2015	As of April 3, 2015		As of December 31, 2015	As of April 3, 2015
Assets			Liabilities and Equity
Current assets:			Current liabilities:
Cash and cash equivalents	$63,864	$52,263	Accounts payable	$82,113	$76,931
Accounts receivable, net	259,754	266,339	Accrued liabilities	166,831	191,326

Inventories	141,261	128,367	Total current liabilities	248,944	268,257
Deferred income taxes	67,473	57,075	Senior Notes, net	581,702	582,657
Prepaid expenses and other current assets	48,356	44,702	Other long-term debt	355,257	223,736

Total current assets	580,708	548,746	Other liabilities	36,008	39,995

			Total liabilities	1,221,911	1,114,645

Property, equipment and satellites, net	1,337,487	1,180,243
Other acquired intangible assets, net	36,410	42,340	Total ViaSat Inc. stockholders’ equity	1,108,904	1,038,582
Goodwill	117,186	117,241	Noncontrolling interest in subsidiary	5,243	5,151

Other assets	264,267	269,808	Total equity	1,114,147	1,043,733

Total assets	$2,336,058	$2,158,378	Total liabilities and equity	$2,336,058	$2,158,378

# # #

ViaSat, Inc. Contacts:
Investor Relations	Public Relations
Heather Ferrante	Chris Fallon
760-476-2242	760-476-2322
Heather.Ferrante@viasat.com	Chris.Fallon@viasat.com